                                                                  EXHIBIT (4)(a)

                     AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 16, 1996 among SUNDSTRAND CORPORATION, the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H :

     WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 28, 1993 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

     SECTION 2. Amendment of Termination Date. The date "November 30, 1998" in the definition of "Termination Date" in Section 1.01 of the Agreement is changed to "November 30, 1999".

     SECTION 3. Amendment of Company's 1991 Form 10-K. The definition of "Company's 1991 Form 10-K" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

     "Company's 1995 Form 10-K" means the Company's annual report on form 10-K for the fiscal year ended December 31, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

     SECTION 4. Amendment of SEC Filings. The definition of "SEC Filings" in
Section 1.01 of the Agreement is amended to read in its entirety as follows:

     "SEC Filings" means the Company's 1995 Form 10-K and the three quarterly reports of the Company on Form 10-Q for the respective fiscal quarters ending March 31, June 30 and September 30, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     SECTION 5. Amendment of Lending Margins. (a) The definition of "Leverage Margin" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

     "Leverage Margin" means a per annum amount determined based on the Company's Leverage Ratio as of the last day of the fiscal quarter for which financial statements have been delivered to the Banks pursuant to Section 4.05 or 5.01 of this Agreement next preceding the first day of the relevant Interest Period, all in accordance with the following schedule:

                       LEVERAGE RATIO                         LEVERAGE MARGIN
------------------------------------------------------------  ---------------

0.375 or Less...............................................      0.0   %
More Than 0.375 but Less Than or Equal to 0.475.............      0.0350%
More Than 0.475 but Less Than or Equal to 0.525.............      0.1100%
More Than 0.525.............................................      0.3100%

     (b) The figure "0.35%" in the definition of "CD Margin" in Section 2.07(b) of the Agreement is changed to "0.29%".

     (c) The figure "0.225%" in the definition of "Euro-Dollar Margin" in
Section 2.07(c) of the Agreement is changed to "0.165%".

     SECTION 6. Amendment of Section 4.05. Each reference to "1991" and "1992" in Section 4.05 of the Agreement is amended to read "1995" and "1996," respectively.

     SECTION 7. Amendment of Facility Fee. Section 2.08(b) of the Agreement is amended to read in its entirety as follows:

     Facility Fee. For each day during any fiscal quarter of the Company, the Company shall pay to the Agent for the Accounts of the Banks ratably in proportion to their Commitments a facility fee accruing at the rate per annum specified in the table below based on the Company's Leverage Ratio as of the last day of the immediately preceding fiscal quarter.

                       LEVERAGE RATIO                         FACILITY FEE RATE
------------------------------------------------------------  -----------------
0.375 or Less...............................................       0.0850%
More Than 0.375 but Less Than or Equal to 0.475.............       0.1000%
More Than 0.475.............................................       0.1250%

     Such facility fee shall accrue (i) from and include the Effective Date and continue to but exclude the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and include the Termination Date (or earlier date of termination of the Commitments in their entirety) and continue to but exclude the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans.

     SECTION 8. Representations and Warranties. The Borrower hereby represents and warrants that as of the date of this Amendment and Restatement and after giving effect hereto:

     (a) no Default has occurred and is continuing; and

     (b) each representation and warranty of the Borrower set forth in the Agreement is true and correct as though made on and as of the date of this Amendment and Restatement.

     SECTION 9. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 10. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received an opinion of the General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit B to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby; and (iii) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby and any other matters relevant hereto, all in form and substance satisfactory to the Agent. Upon the effectiveness of this Amendment and Restatement, the rights of the parties shall be governed by the terms hereof; provided that, the rights of the parties prior to amendment hereby shall be governed by the terms of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                          SUNDSTRAND CORPORATION

                                          By         /s/ PAUL DONOVAN
                                            ------------------------------------
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK

                                          By     /s/ GEORGE J. STAPLETON
                                            ------------------------------------
                                            Title: Vice President

                                          BANK OF AMERICA NATIONAL TRUST
                                            AND SAVINGS ASSOCIATION

                                          By       /s/ R. GUY STAPLETON
                                            ------------------------------------
                                            Title: Managing Director

                                          M&I MARSHALL & ILSLEY BANK

                                          By        /s/ G. DAVID GINN
                                            ------------------------------------
                                            Title: Vice President

                                          MELLON BANK, N.A.

                                          By     /s/ M. JAMES BARRY, III
                                            ------------------------------------
                                            Title: Vice President

                                          THE BANK OF NOVA SCOTIA

                                          By         /s/ M. D. SMITH
                                            ------------------------------------
                                            Title: Agent

                                          THE FIRST NATIONAL BANK OF CHICAGO

                                          By      /s/ WILLIAM OLEFERCHIK
                                            ------------------------------------
                                            Title: Authorized Agent

                                          UNION BANK OF SWITZERLAND,
                                            NEW YORK BRANCH

                                          By        /s/ DIETER HOEPPLI
                                            ------------------------------------
                                            Title: Assistant Vice President

                                          By      /s/ JAMES P. KELLEHER
                                            ------------------------------------
                                            Title: Assistant Vice President

                                          MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK, as Agent

                                          By     /s/ GEORGE J. STAPLETON
                                            ------------------------------------
                                            Title: Vice President